Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Sarah Bond, (816) 885-8020, sarah.bond@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner Reports Third Quarter 2009 Results
Record Bookings, Strong Cash Flow and Earnings
KANSAS CITY, Mo. — October 28, 2009 — Cerner Corp. (NASDAQ: CERN) today announced results for the 2009 third quarter that ended October 3, 2009, delivering record levels of bookings, and strong cash flow and earnings.
Bookings in the third quarter of 2009 were $424.3 million, up 11% from $383.6 million in the third quarter of 2008 and a record for third quarter bookings. Third quarter revenue was $409.4 million, which is a 3% decrease from the year-ago period.
On a Generally Accepted Accounting Principles (GAAP) basis, third quarter 2009 net earnings were $48.4 million, and diluted earnings per share were $0.57. Third quarter 2008 GAAP net earnings were $45.0 million, and diluted earnings per share were $0.54.
Adjusted (non-GAAP) Earnings
Adjusted third quarter 2009 net earnings were $51.3 million, compared to $47.4 million of adjusted net earnings in the third quarter of 2008. Adjusted diluted earnings per share were $0.61 in the third quarter of 2009 compared to $0.57 in the third quarter of 2008. Analysts’ consensus estimate for third quarter 2009 adjusted diluted earnings per share was $0.61.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to third quarter net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted third quarter 2009 and 2008 net earnings and diluted earnings per share exclude the impact of accounting pursuant to Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, which requires the expensing of stock options. The effect of accounting under SFAS 123R reduced third quarter 2009 net earnings and diluted earnings per share by $3.0 million and $0.04, respectively, and reduced third quarter 2008 net earnings and diluted earnings per share by $2.4 million and $0.03, respectively.
Other Third Quarter Highlights:
•	Third quarter cash collections of $410.6 million and operating cash flow of $73.4 million.

•	Days sales outstanding of 105 days compared to 100 days in the second quarter of 2009 and 93 days in the year-ago quarter.

•	Total revenue backlog of $3.85 billion, up 13 percent over the year-ago quarter. This is comprised of $3.25 billion of contract backlog and $604 million of support and maintenance backlog.
“Our execution was solid in the third quarter, which included strong bookings, earnings, and cash flow,” said Neal Patterson, Cerner co-founder, chairman and chief executive officer. “We are also encouraged by leading indicators that reflect demand beginning to be driven by the Health Information Technology for Economic and Clinical Health (HITECH) provisions in the American Recovery and Reinvestment Act of 2009 (ARRA). We believe HITECH will continue to be a driver of demand for several years as healthcare organizations embrace technology to create a safer, more efficient, and higher-quality healthcare system,” Patterson said.
Future Period Guidance
Cerner currently expects:
•	Fourth quarter 2009 revenue between $435 million and $465 million.

•	Fourth quarter 2009 adjusted diluted earnings per share before stock options expense between $0.68 and $0.74.

•	Fourth quarter 2009 new business bookings between $425 million and $475 million.

•	SFAS No. 123R share-based compensation expense to reduce diluted earnings per share by approximately $0.03 to $0.04 in the fourth quarter of 2009.
Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on third quarter results at 3:30 p.m. CT on October 28. The dial-in number for the conference call is (617) 213-8860; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, October 28 through 11:59 p.m. CT, October 31. The dial-in number for the re-broadcast is (617) 801-6888; the passcode is 41281702.
An audio webcast will be available live and archived on Cerner’s Web site at www.cerner.com under the About Cerner section (click Investors, then Presentations and Webcasts).
About Cerner
Cerner is transforming healthcare by eliminating error, variance and waste for healthcare providers and consumers around the world. Cerner solutions optimize processes for healthcare organizations ranging in size from single-doctor practices, to health systems, to entire countries, for the pharmaceutical and medical device industries, and for the healthcare commerce system. These solutions are licensed by more than 8,000 facilities around the world, including approximately 2,100 hospitals; 3,300 physician practices covering more than 30,000 physicians; 500 ambulatory facilities, such as laboratories, ambulatory centers, cardiac facilities, radiology clinics and surgery centers; 600 home-health facilities; and 1,500 retail pharmacies. The following are trademarks of Cerner: Cerner and Cerner’s logo. Nasdaq: CERN. For more information about Cerner, please visit our Web site at www.cerner.com.
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “encouraged,” “leading indicators,” ”believe,” “continue,” “guidance,” and “expects” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our non-U.S. operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; the current adverse financial market environment and uncertainty in global economic conditions; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; and the volatility in the trading price of our common stock. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
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CERNER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
(In thousands, except per share data)	October 3, 2009 (1)	October 3, 2009 (1)	September 27, 2008 (1)	September 27, 2008 (1) (2)
Revenue
System sales	$118,325	$332,816	$137,522	$374,387
Support, maintenance and services	284,189	849,461	275,702	806,966
Reimbursed travel	6,901	23,266	9,504	28,940

Total revenue	409,415	1,205,543	422,728	1,210,293

Margin
System sales	70,391	200,689	89,226	240,064
Support, maintenance and services	269,545	802,955	261,185	761,751

Total margin	339,936	1,003,644	350,411	1,001,815

Operating expenses
Sales and client service	171,415	516,401	178,750	532,747
Software development	66,752	196,578	68,092	203,145

(Includes amortization of software development costs of $16,922 and $45,801 for the three and nine months ended October 3, 2009; and $13,197 and $37,622 for the three and nine months ended September 27, 2008.)

General and administrative	31,059	91,819	35,818	88,485

Total operating expenses	269,226	804,798	282,660	824,377

Operating earnings	70,710	198,846	67,751	177,438

Interest income	2,371	6,057	3,004	10,078
Interest expense	(2,191)	(6,344)	(2,576)	(8,159)
Other income	(3)	414	(221)	(392)

Non-operating income (expense), net	177	127	207	1,527

Earnings before income taxes	70,887	198,973	67,958	178,965
Income taxes	(22,493)	(66,004)	(22,944)	(61,847)

Net earnings	$48,394	$132,969	$45,014	$117,118

Basic earnings per share	$0.60	$1.65	$0.56	$1.45

Basic weighted average shares outstanding	81,225	80,750	80,782	80,594

Diluted earnings per share	$0.57	$1.59	$0.54	$1.40

Diluted weighted average shares outstanding	84,172	83,576	83,681	83,594

Note 1: Operating expenses for the three months ended October 3, 2009 and September 27, 2008 and the nine months ended October 3, 2009 and September 27, 2008 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	October 3, 2009	October 3, 2009	September 27, 2008	September 27, 2008

Sales and client service	$2,315	$5,401	$2,033	$5,599
Software development	1,132	3,134	830	2,227
General and administrative	1,258	3,676	1,017	3,044

Total Shared Based Compensation	4,705	12,211	3,880	10,870
Amount of related income tax benefit	(1,753)	(4,549)	(1,445)	(4,049)

Net impact on net earnings	$2,952	$7,662	$2,435	$6,821

Decrease to diluted earnings per share	$0.04	$0.09	$0.03	$0.08

Note 2: Includes the impact of the third party supplier settlement reported in the second quarter of 2008.

	Three Months	Nine Months	Three Months	Nine Months
	Ended	Ended	Ended	Ended
	October 3, 2009	October 3, 2009	September 27, 2008	September 27, 2008

Sales and client service	$—	$—	$—	$8,014
Amount of related income tax benefit	—	—	—	(2,984)

Net impact on net earnings	$—	$—	$—	$5,030

Decrease to diluted earnings per share	$—	$—	$—	$0.06

CERNER CORPORATION
Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to
GAAP Net Earnings and Diluted Earnings Per Share1
(unaudited)

Net Earnings	Three Months Ended	Nine Months Ended	Three Months Ended	Nine Months Ended
(In thousands)	October 3, 2009	October 3, 2009	September 27, 2008	September 27, 2008

Net earnings	$48,394	$132,969	$45,014	$117,118
Share-based compensation expense[2]	4,705	12,211	3,880	10,870
Income tax benefit of share-based compensation[2]	(1,753)	(4,549)	(1,445)	(4,049)
Third party supplier settlement[2]	—	—	—	8,014
Income tax benefit of supplier settlement[2]	—	—	—	(2,984)

Adjusted net earnings (non-GAAP)	$51,346	$140,631	$47,449	$128,969

Diluted Earnings Per Share
Diluted earnings per share[2]	$0.57	$1.59	$0.54	$1.40
Share-based compensation expense (net of tax)[2]	0.04	0.09	0.03	0.08
Third party supplier settlement (net of tax)[2]	—	—	—	0.06

Adjusted diluted earnings per share (non-GAAP)	$0.61	$1.68	$0.57	$1.54

Note 1: The presentation of Adjusted Net Earnings, a Non-GAAP financial measure, is not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company believes that Adjusted Net Earnings is important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.
Note 2: The Company provides earnings with and without stock options expense and unique items such as the third party supplier settlement because earnings excluding these items are used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

CERNER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 3,	January 3,
	2009	2009
(In thousands)	(unaudited)
Assets

Cash and cash equivalents	$367,972	$270,494
Short-term investments	66,678	38,400
Receivables, net	470,071	468,928
Inventory	12,532	10,096
Prepaid expenses and other	90,194	69,553
Deferred income taxes	5,162	1,402

Total current assets	1,012,609	858,873

Property and equipment, net	506,331	483,399
Software development costs, net	232,138	218,811
Goodwill	150,823	146,666
Intangible assets, net	40,059	51,925
Long-term investments	95,250	105,300
Other assets	14,492	16,014

Total assets	$2,051,702	$1,880,988

Liabilities

Accounts payable	$53,835	$93,667
Current installments of long-term debt	24,896	30,116
Deferred revenue	100,847	107,554
Accrued payroll and tax withholdings	62,861	67,266
Other accrued expenses	64,411	42,620

Total current liabilities	306,850	341,223

Long-term debt	118,927	111,370
Deferred income taxes and other liabilities	105,142	100,546
Deferred revenue	14,972	15,554

Total liabilities	545,891	568,693

Stockholders’ Equity

Common stock	823	810
Additional paid-in capital	543,718	491,080
Retained earnings	993,067	860,098
Treasury stock	(28,002)	(28,002)
Accumulated other comprehensive loss	(3,915)	(12,977)

Total Cerner Corporation stockholders’ equity	1,505,691	1,311,009
Noncontrolling interest	120	1,286

Total stockholders’ equity	1,505,811	1,312,295

Total liabilities and stockholders’ equity	$2,051,702	$1,880,988